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                                                                    EXHIBIT 10.2

                        PINNACLE FINANCIAL PARTNERS, INC.
                        INCENTIVE STOCK OPTION AGREEMENT

      THIS INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is made and entered into effective as of this _____ day of ______, 2004 (the "Grant Date"), by and between Pinnacle Financial Partners, Inc., a Tennessee corporation (together with its Subsidiaries and Affiliates, the "Company"), and __________________ (the "Optionee"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan (the "Plan").

      WHEREAS, the Company has adopted the Plan, which permits the issuance of stock options for the purchase of shares of the common stock, par value $1.00 per share, of the Company (the "Shares"); and

      WHEREAS, the Company desires to afford the Optionee an opportunity to purchase Shares as hereinafter provided in accordance with the provisions of the Plan;

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                GRANT OF OPTION.

The Company grants as of the date of this Agreement the right and option (the "Option") to purchase __________ Shares, in whole or in part (the "Option Stock"), at an exercise price of $_________ per Share, on the terms and conditions set forth in this Agreement and subject to all provisions of the Plan. The Optionee, holder or beneficiary of the Option shall not have any of the rights of a shareholder with respect to the Option Stock until such person has become a holder of such Shares by the due exercise of the Option and payment of the Option Payment (as defined in Section 3 below) in accordance with this Agreement.

The Option shall be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement shall be interpreted in a manner consistent therewith. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal, state or other taxes are withheld or collected from the Optionee.

Exercise of Option. Optionee may exercise the Option with respect to the percentage and number of shares set forth below from and after the dates specified below:

    CUMULATIVE                                            CUMULATIVE
PERCENTAGE VESTED         DATE OF VESTING            OPTIONS EXERCISABLE
-----------------         ---------------            -------------------
    ________%         _______________, _______            __________
    ________%         _______________, _______            __________
    ________%         _______________, _______            __________
    ________%         _______________, _______            __________
    ________%         _______________, _______            __________

Notwithstanding the above, each outstanding Option shall vest and become exercisable upon the occurrence of a Change in Control, but only if and to the extent so determined by the Committee, and shall be governed by the provisions of Section 12 of the Plan.

Manner of Exercise. The Option may be exercised in whole or in part at any time within the period permitted hereunder for the exercise of the Option, with respect to whole Shares only, by serving written notice of intent to exercise the Option substantially in the form of Exhibit A hereto which shall be delivered to the Company at its principal office no earlier than thirty (30) days and no later than ten (10) days prior to

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the date upon which the Optionee desires to exercise all or any portion of the
Option, stating the number of Shares to be purchased, the person or persons in whose name the Shares are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by payment in full of the Option Price for the number of Shares with respect to which the Option is then being exercised (the "Option Payment") and cash equal to the required withholding taxes as set forth by Internal Revenue Service and applicable State tax guidelines for the employer's minimum statutory withholding. The Option Payment shall be made in cash or cash equivalents or in whole Shares that have been held by the Optionee for at least six months prior to the date of exercise valued at the Shares' Fair Market Value on the date of exercise (or next succeeding trading date if the date of exercise is not a trading date) or the actual sales price of such Shares, together with any applicable withholding taxes, or by a combination of such cash (or cash equivalents) and Shares. The Optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of the Option or any other stock option of the Company. Subject to applicable securities laws, the Optionee may also exercise the Option by delivering a notice of exercise of the Option and by simultaneously selling the Shares of Option Stock thereby acquired pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Payment, together with any applicable withholding taxes. The Optionee shall notify the Company of any disposition of shares acquired under this Agreement if such disposition occurs within two years after the date of grant or one year after the date of exercise of the Option. For purposes of this Agreement, "Fair Market Value" means the closing sales price of the Shares on the Nasdaq Stock Market's National Market System or the actual sales price of such Shares.

Termination of Option. The Option will expire ten years from the date of grant of the Option (the "Term") with respect to any then unexercised portion thereof, unless terminated earlier as set forth below:

      Termination by Death. If the Optionee's employment by the Company terminates by reason of death, or if the Optionee dies within three months after termination of such employment for any reason other than Cause, this Option may thereafter be exercised, to the extent the Option was exercisable at the time of such termination, by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year from the date of death or until the expiration of the Term of the Option, whichever period is the shorter.

      Termination by Reason of Disability. If the Optionee's employment by the Company terminates by reason of Disability, this Option may thereafter be exercised, to the extent the Option was exercisable at the time of such termination, by the Optionee or personal representative or guardian of the Optionee, as applicable, for a period of one year from the date of such termination of employment or until the expiration of the Term of the Option, whichever period is the shorter.

      Termination by Normal Retirement or Early Retirement. If Optionee's employment by the Company terminates by reason of Retirement, this Option may thereafter be exercised by the Optionee, to the extent the Option was exercisable at the time of such termination, for a period of one year from the date of such termination of employment or until the expiration of the Term of the Option, whichever period is the shorter; provided, however, that if the Option is exercised following the three month anniversary of the date of termination, the Option shall thereafter be treated as a Non-Qualified Stock Option.

      Termination for Cause or Voluntary Termination. If the Optionee's employment by the Company is voluntarily terminated or terminated for Cause, this Option shall terminate immediately and become void and of no effect.

      Other Termination. If the Optionee's employment by the Company is involuntarily terminated for any reason other than for Cause, death, Disability or Retirement, this Option may be exercised, to the extent the Option was exercisable at the time of such termination, by the Optionee for a period of three months from the date of such termination of employment or the expiration of the Term of the Option, whichever period is the shorter.

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No Right to Continued Employment. The grant of the Option shall not be construed as giving Optionee the right to be retained in the employ of the Company, and the Company may at any time dismiss Optionee from employment, free from any liability or any claim under the Plan.

Adjustment to Option Stock. The Committee may make adjustments in the terms and conditions of, and the criteria included in, this Option in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Amendments to Option. Subject to the restrictions contained in Sections 6.2 and 13 of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Option, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Optionee or any holder or beneficiary of the Option shall not to that extent be effective without the consent of the Optionee, holder or beneficiary affected.

Limited Transferability. During the Optionee's lifetime this Option can be exercised only by the Optionee. This Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Optionee other than by will or the laws of descent and distribution. Any attempt to otherwise transfer this Option shall be void. No transfer of this Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

Reservation of Shares. At all times during the term of this Option, the Company shall use its best efforts to reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Agreement.

Plan Governs. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

Notices. All notices required to be given under this Option shall be deemed to be received if delivered or mailed as provided for herein to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

    To the Company:       Pinnacle Financial Partners, Inc.
                          211 Commerce Street, Suite 300
                          Nashville, Tennessee 37201
                          Attn: Chief Financial Officer

    To the Optionee:      The address then maintained with
                          respect to the Optionee in the Company's records.

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Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.

Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representative and assignees. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee's heirs, executors, administrators, successors and assignees.

Excessive Shares. In the event that the number of Shares subject to this Option exceeds any maximum established under the Code for Incentive Stock Options that may be granted to Optionee, or in the event that this Option becomes first exercisable in any calendar year to obtain Common Stock having a Fair Market Value (determined at the time of grant) in excess of $100,000, this Option shall be treated as a Non-Qualified Stock Option to the extent of such excess. The proceeding sentence shall be interpreted consistently with the provisions of
Section 422(d) of the Code.

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    IN WITNESS WHEREOF, the parties have caused this Incentive Stock Option
Agreement to be duly executed effective as of the day and year first above written.

                                          PINNACLE FINANCIAL PARTNERS, INC.

                                          By: _____________________________

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